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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2000

Best Buy Co., Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)
1-9595	41-0907483
(Commission File Number)	(IRS Employer Identification No.)
7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 612/947-2000

N/A
(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

    On March 29, 2000, the Board of Directors of Best Buy Co., Inc. announced the appointment of Mark C. Thompson as a Class 1 director on its Board. Mr. Thompson is currently Senior Vice President of Charles Schwab Corporation and Executive Producer for Schwab.com, the world's largest E-commerce site.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    c)  Exhibits

  The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99	Press Release issued March 29, 2000

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC. (Registrant)
Date: April 6, 2000	By:	/s/ ROBERT C. FOX Name: Robert C. Fox Title: Senior Vice President Finance And Treasurer

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SIGNATURE